Exhibit 13.1

Certifications Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Paranovus Entertainment Technology Ltd.. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F, as amended, for the year ended March 31, 2023 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 26, 2023

By:	/s/ Xuezhu Wang
Name: Xuezhu Wang
Title: Chief Executive Officer

Date: September 26, 2023

By:	/s/ Ye Tao
Name: Ye Tao
Title: Chief Financial Officer